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                                                                    EXHIBIT 10.7


                                  AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment to Executive Employment Agreement is entered into as of this 17th day of October, 2001 by and between Calton, Inc. (the "Employer" or the "Company"), a New Jersey corporation with offices located at 500 Craig Road, Manalapan, New Jersey 07726, and Anthony J. Caldarone (the "Executive"), an individual residing at 162 Anchor Drive, Vero Beach, Florida 32963.

         WHEREAS, the Employer and Executive have entered into an Executive Employment Agreement dated as of November 21, 1995 and amended April 14, 1999 (the "Employment Agreement");

         WHEREAS, the Executive and the Employer have agreed that the Executive's Base Compensation shall be fixed at $165,000 per annum, provided that for purposes of determining any severance compensation payable under the Employment Agreement, Base Compensation shall not be less than $275,000 per annum.

         WHEREAS, the Board of Directors of the Employer has approved an extension of the term of the Employment Agreement for one year, to November 30, 2002;

         NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. EXTENSION OF TERM. Section1.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  1.1 TERM. The term of this Agreement shall commence on November 21, 1995 and end on November 30, 2002 (the "Term").

2. SALARY ADJUSTMENT. The first sentence of Section 2.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "During the period of the Executive's employment hereunder, the Executive shall receive a salary of One Hundred Sixty Five Thousand Dollars ($165,000) per annum paid in accordance with the Employer's normal payroll properties (the "Base Compensation")."

3. SEVERANCE COMPENSATION. Clause (a) of Section 3.7 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "(a) within ten (10) calendar days of the date of termination, a single cash payment in an amount equal to the greater of one year payment of the Base Compensation then in effect or $275,000;"

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

WITNESS:

----------------------------                 -----------------------------------
                                             Anthony J. Caldarone

ATTEST:                                      CALTON, INC.


____________________________                 By:________________________________
                                                Kelly S. McMakin, Vice President


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